UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iShares® Diversified Alternatives Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	n/a
(State of Incorporation or Organization)	(IRS Employer Identification No.)

c/o Barclays Global Investors International, Inc., 400 Howard Street, San Francisco, CA 94105

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Shares of the iShares® Diversified Alternatives Trust	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-153099 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN

REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description contained under the heading “Description of the Shares and the Trust Agreement” in the prospectus that forms part of the Registration Statement No. 333-153099, initially filed with the Commission on August 20, 2008, as amended (the “Registration Statement”), is hereby incorporated by this reference and made a part of this filing.

Item 2. Exhibits.

No other securities of the registrant are registered on NYSE Arca and no securities are being registered under Section 12(g) of the Exchange Act. Accordingly, no exhibits are filed with this Registration Statement on Form 8-A.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

iShares® Diversified Alternatives Trust (Registrant)

Date: November 9, 2009	By:	iShares® Delaware Trust Sponsor LLC, the sponsor of the registrant

	By:	Barclays Global Investors International, Inc., managing member

	By:	/s/ Raman Suri
	Name:	Raman Suri
	Title:	Managing Director

	By:	/s/ Joanna M. Callinicos
	Name:	Joanna M. Callinicos
	Title:	Principal